UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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Schmitt Industries, Inc.

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DO NOT ALLOW SENTENTIA TO DISRUPT SCHMITT’S MOMENTUM!

September 24, 2018

Dear Fellow Shareholders,

Sententia Capital Management, LLC, an investment vehicle based in New York City, and Sententia Group, LP, along with other participants (together, “Sententia”) recently commenced a hostile proxy contest to remove two members of your Board of Directors, including your President and CEO. If successful, Sententia’s nominees will hold two of five – 40% – of the seats on the Schmitt Board.

This unnecessary and hostile attack by Sententia is a blatant attempt to seize control of your Company without having to pay you a premium for your investment. As explained in the September 2018 letter from President David Case to his fellow shareholders, Schmitt – its directors, management, and employees – have been working very hard to execute a business plan that we strongly feel will enhance shareholder value and further the Company’s strategic goals. Our plan is working, and the results can be seen and felt in the most recent quarterly earnings, which are the best in the last 10 years. The inconvenient truth for Sententia – and the good news for Schmitt shareholders – is that the Company has recorded three consecutive quarters of profitable operations and a profitable fiscal year 2018. Schmitt’s Board in January 2018 formed a Strategic Advisory Committee which, together with the rest of the Board, continues to pursue any and all reasonable opportunities to enhance shareholder value.

What is Sententia’s plan for growing our Company?

That’s easy: they don’t have one.

Sententia has offered no specifics as to how its nominees would create shareholder value, other than a few suggestions our Board had already fully considered and, in some cases, is acting upon. This is worrisome – and not surprising – since neither of their nominees, Michael Zapata nor Andrew Hines, has any related industry knowledge, and they appear to lack the practical experience to guide a company.

Just look at the performance of Intermap Technologies Corporation, a company operating in the unrelated industry of geospatial mapping and whose stock trades on the Toronto Stock Exchange (IMP) and the OTC

Bulletin Board (ITMSF). Zapata and Hines joined the board of Intermap together in July 2016 and make up half of its board. The Intermap experience is the only example we have on which to judge Zapata and Hines’s abilities. Since the Sententia nominees joined the Intermap board, its stock has dropped from $3.90 to $0.44 CAD in just two years – a staggering 89%! Zapata and Hines are still today presiding over the disastrous destruction of shareholder value of this public company. Don’t let it happen to Schmitt.

Intermap’s Stock Price Since Appointment of Sententia’s Directors

*	Source: FactSet. Data as of 9/18/2018.

We have always welcomed constructive shareholder input, as many of you know. This includes Sententia. We tried several times to work constructively with them to resolve our differences. However, it’s clear that Sententia’s motives are self-serving and not in the interests of all holders. Responding to Sententia’s campaign to gain control has been disruptive, costly, and time-consuming for the Company and has seriously diverted the attention of our directors and management from our business. Zapata and Hines’s efforts to turn around Intermap have been an abject failure. They are desperate for a win. We cannot afford to allow Sententia to wrestle control of our Company away from our dedicated directors and risk the destruction of our shareholder value which we have been working hard to increase.

Our plan to increase shareholder value is working.

Schmitt is in the process of implementing a successful multi-phase strategy to improve the operating results of your Company while building a strong business strategy for the future. The Company’s recent success should not be derailed by replacing two proven and committed directors with Sententia’s nominees who have no demonstrated industry experience or knowledge and who have together presided over the disastrous decline in Intermap’s market value.

Vote the WHITE proxy card and send a strong message to Sententia that Schmitt’s shareholders do not want our momentum disrupted.

This year’s Annual Meeting of Shareholders is October 12, 2018, and your vote is especially important.

We urge you to protect the value of your investment in Schmitt Industries by voting TODAY “FOR” our Director nominees, David Case and Maynard Brown, on the enclosed WHITE proxy card. Please vote as soon as possible.

VOTE THE ENCLOSED WHITE CARD TODAY!

If you have already voted the blue card, you can change your vote by voting your enclosed WHITE proxy card. Your WHITE proxy card will supersede any previously executed blue card and cause your votes to be cast for the Board’s nominees. If you have any questions or would like us to contact you, please do not hesitate to reach out to our proxy solicitor, Alliance Advisors, at (833) 786-6483.

Again, thank you for your continued support.

David W. Case

President and Chief Executive Officer

Schmitt Industries, Inc.

Additional Information

In connection with its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), Schmitt Industries, Inc. (the “Company”) has filed a definitive proxy statement dated September 14, 2018 (the “Proxy Statement”) and other documents related to the Annual Meeting with the Securities and Exchange Commission (“SEC”) on Schedule 14A and is mailing its Proxy Statement and a proxy card to each shareholder entitled to vote at the Annual Meeting.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s participants is set forth in the Proxy Statement.

Forward-Looking Statements

Certain statements in this presentation are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, efforts to accelerate growth in sales of the Xact® tank monitoring systems and the ability to satisfy expected demand, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, the ability to obtain financing if needed to fund operations or growth through commercial loans or capital fund raising at terms acceptable to the Company and its shareholders, fluctuations in quarterly and annual operating results, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the ability to reduce operating costs if sales decline, increased costs due to changes in securities laws and regulations, protection of intellectual property rights, and risks from international sales and currency fluctuations.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this presentation speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this presentation, or for changes to this document made by wire services or internet service providers.

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